CONSENT OF INDEPENDENT ACCOUNTANTS
We hereby consent to the incorporation by reference, into the Proxy Statement and Prospectus (the Proxy/Prospectus) constituting part of this Registration Statement on Form N-14 (the Registration Statement) of Fidelity Court Street Trust: Fidelity Municipal Income Fund, of our report dated January 10, 1997 on the financial statements and financial highlights included in the November 30, 1996 Annual Report to Shareholders of Fidelity Court Street Trust: Fidelity Municipal Income Fund.
We also consent to the incorporation by reference in the Registration Statement, of our reports dated October 1, 1996 and October 4, 1996 on the financial statements and financial highlights included in the August 31, 1996 Annual Reports to Shareholders of Fidelity Union Street Trust: Spartan Municipal Income Fund, Spartan Arizona Municipal Income Fund, and Spartan Maryland Municipal Income Fund.
We further consent to the references to our Firm under the headings "Experts" and "Financial Highlights" in the Proxy/Prospectus and to the references to our Firm under the headings "Financial Highlights" in the Prospectuses and "Auditor" in the Statements of Additional Information for Fidelity Court Street Trust: Fidelity Municipal Income Fund and Fidelity Union Street Trust: Spartan Municipal Income Fund, Spartan Arizona Municipal Income Fund, and Spartan Maryland Municipal Income Fund, which are also incorporated by reference into the Proxy/Prospectus.

         /s/Coopers & Lybrand L.L.P.
         Coopers & Lybrand L.L.P.
June 20, 1997
Boston, Massachusetts